Exhibit 99.1

Corporate Office Properties Trust	Contact:
8815 Centre Park Drive, Suite 400	Mary Ellen Fowler
Columbia, Maryland 21045	Vice President
Telephone 410-730-9092	Finance and Investor Relations
Facsimile 410-740-1174	410-992-7324
Website www.copt.com	maryellen.fowler@copt.com

NEWS RELEASE	For Immediate Release

CORPORATE OFFICE PROPERTIES TRUST REPORTS 14%

INCREASE IN FFO PER SHARE DILUTED AND 20% INCREASE

IN EPS DILUTED FOR THIRD QUARTER 2003

COLUMBIA, MD OCTOBER 29, 2003 - Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the quarter ended September 30, 2003.

Highlights

•                  20% per share increase in Earnings per Share (“EPS”) diluted to $0.18 for third quarter 2003 compared to $0.15 per share for third quarter 2002.

•                  13.9% increase in Funds from Operations (“FFO”) per diluted share to $0.41 for third quarter 2003 from $0.36 for third quarter 2002, as adjusted for the effects of SFAS 141 and SFAS 145.  Excluding the effects of SFAS 141, the Company’s diluted FFO per share would have been $0.41 for the third quarter of 2003 as compared to $0.35 for the comparable 2002 period, representing an increase of 17.1% per share.

•                  $53.2 million in equity raised through the issuance of 2.2 million Series G preferred shares with an annual dividend of 8%.

•                  $75.5 million in acquisitions completed during the third quarter, and $165 million year-to-date.

•                  6.82% increase in quarterly common dividend (53.9% FFO payout ratio).

•                  91.7% occupied and 92.2% leased as of September 30, 2003.

“During the third quarter, we continued to advance the Company on a number of important fronts,” stated Clay W. Hamlin, III, Chief Executive Officer. “We enhanced our market presence in Northern Virginia with a $75 million acquisition, bringing our total acquisitions to $165 million year to date.  We’ve funded our investment activity predominantly through issuing common and preferred equity, totaling $133 million.  As a result, we’ve strengthened our balance sheet and financial flexibility.  Additionally, in light of our ongoing strong performance, we raised our common dividend in the third quarter by 6.8%.  Notwithstanding the increased dividend, our payout ratios remain very conservative.”

Financial Results

EPS for the quarter ended September 30, 2003 totaled $0.18 per diluted share and net income available to common shareholders totaled $5.4 million, as compared to $0.15 per diluted share, and $3.6 million net income available to common shareholders for the quarter ended September 30, 2002.

Diluted FFO for the quarter ended September 30, 2003 totaled $16.7 million, or $0.41 per diluted share, as compared to $13.4 million, or $0.36 per diluted share, for the quarter ended September 30, 2002, representing a 13.9% increase on a per share basis.  The Company recorded $347,000 and $366,000 of SFAS 141 revenues for the quarters ended September 30, 2003 and September 30, 2002, respectively.  Excluding the effects of SFAS 141, diluted FFO per share would have been $0.41 per share for the third quarter of 2003 as compared to $0.35 per share for the comparable 2002 period, representing an increase of 17.1% per share.  Our net Earnings Payout ratio was 125.3% for the three months ended September 30, 2003 as compared to 140.8% for the comparable 2002 period.  Diluted FFO Payout ratio was 53.9% for third quarter 2003 compared to 58.9% for the comparable 2002 period.  Diluted AFFO Payout ratio was 75.4% for third quarter 2003, compared to 75.1% for the comparable 2002 period.  A reconciliation of non GAAP measures to the comparable GAAP measures are included in the tables that follow the text of this press release.

As of September 30, 2003, the Company had a total market capitalization of $1.6 billion, with $759 million in debt outstanding, equating to a 46.5% debt-to-total market capitalization ratio. Total Debt to Undepreciated Book Value was 59.0% at quarter end. The Company’s total quarterly weighted average interest rate was 5.7%, and 78% of total debt was subject to fixed interest rates, including interest rate swaps.  For the third quarter 2003, EBITDA interest coverage ratio was 3.0x, and the EBITDA fixed charge ratio was 2.3x.

Operating Results

At September 30, 2003, the Company’s portfolio of 118 office properties totaling 9.9 million square feet, including three joint venture properties, was 91.7% occupied and 92.2% leased. The weighted average remaining lease term for our portfolio was 4.9 years and the average rental rate (including tenant reimbursements) was $19.74 per square foot.

During the quarter, the Company renewed 370,068 square feet or 87.2% of leases expiring (based on square footage), at an average capital cost of $4.51 per square foot. The largest leases renewed included The Aerospace Corporation for 134,000 square feet, the U.S. Government for 97,000 square feet, and Booz Allen Hamilton for 45,000 square feet.

During the quarter, the Company signed leases to retenant space totaling 156,336 square feet. The major leases signed included EVI for 39,000 square feet (in former Corvis space), Titan Corporation for 31,000 square feet, Booz Allen Hamilton for 27,000 square feet and the U.S. Government for 23,000 square feet.

For renewed and retenanted space of 526,404 square feet, the Company achieved a 13.9% increase in straight-line base rent and a 10.8% increase in straight-line total rent, as measured from the GAAP straight-line rent in effect preceding the renewal date. On a cash basis for renewed and retenanted space, base rent increased 3.3% and total rent increased 2.3%. The average capital cost for all renewed and retenanted space was $8.48 per square foot.

Same property Cash Net Operating Income increased by 6.5% and same property GAAP Net Operating Income increased 7.8%, for third quarter 2003 as compared to the comparable 2002 period. The increase is primarily due to higher lease termination fees ($748,000) and increased rental income ($520,000).

The Company recognized $554,000 of fee income after tax associated with third party construction management and tenant design services for the quarter ending September 30, 2003.

Development Activity

The Company commenced construction on an 88,094 square foot office building (known as Greens III) in The Westfields Corporate Center, Chantilly, Virginia.  This building is 100% pre-leased to The Aerospace Corporation for a ten-year term.  Including this project, the Company has four buildings totaling 420,594 square feet under construction that are 65% pre-leased.

Acquisition Activity

In July 2003, the Company acquired 433,814 square feet through the $75.5 million purchase of a five building portfolio located in Herndon and Chantilly, Virginia. The five buildings were 96.3% leased at the date of acquisition with an average lease term of 5.8 years. With this acquisition, the Company’s Northern Virginia portfolio now totals approximately 1.6 million square feet of office space.

Financing and Capital Transactions

The Company executed the following transactions during the quarter:

•                  Sold 2,200,000 Series G preferred shares at $25.00 per share generating net proceeds of $53.2 million on August 11, 2003. The annual dividend for Series G preferred shares is 8%.

•                  Raised the quarterly common dividend by 6.82% to $.235 per share from $.22 per share.

•                  Executed a loan commitment for a non-recourse financing of $52.0 million at a 5.36% fixed rate for a seven-year term.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  October 30, 2003

Time:  4:00 p.m. EST

Dial In Number: (800) 967-7184

Confirmation Code for the call:  615332

A replay of the conference call will begin at 7:00 p.m. EST and will be available through Friday November 28, 2003, midnight EST.  The telephone number for the replay is (888) 203-1112.  You will then need to enter the confirmation code. The live webcast may be accessed under the Investor Relations section of the Company’s website at www.copt.com through January 30, 2004.

Company Information

Corporate Office Properties Trust is a fully integrated, self-managed, real estate investment trust which focuses on the ownership, management, leasing, acquisition and development of suburban office properties located in select Mid-Atlantic submarkets.  The Company currently owns 118 office properties totaling 9.9 million rentable square feet, including three properties held through joint ventures. Corporate Development Services, the Company’s development company, provides a wide range of development and construction management services.  In addition, Corporate Office Services provides land planning, design/build services, consulting and merchant development to third party entities.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  governmental actions and initiatives;

•                  and environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2002.

Financial Tables Attached

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(all amounts in thousands except per share data)

	Three Months Ended September 30,
	2003	2002
Real Estate Operations
Revenues
Rental revenue	$40,210	$33,769
Tenant recoveries and other revenue	5,238	4,296
Revenue from real estate operations	45,448	38,065
Expenses
Property operating	13,075	11,994
Interest	10,436	10,489
Depreciation and amortization	10,235	7,916
Expenses from real estate operations	33,746	30,399
Earnings from real estate operations before equity in income of unconsolidated real estate joint ventures	11,702	7,666
Equity in income of unconsolidated real estate joint ventures	95	138
Earnings from real estate operations	11,797	7,804
Income from service operations	742	15
General and administrative expenses	(1,937)	(815)
Income before gain on sales of real estate, minority interests, income taxes and discontinued operations	10,602	7,004
Gain on sales of real estate	23	796
Income before minority interests, income taxes and discontinued operations	10,625	7,800
Minority interests	(1,833)	(1,897)
Income before income taxes and discontinued operations	8,792	5,903
Income tax expense, net	(221)	(9)
Income before discontinued operations	8,571	5,894
Income from discontinued operations, net	11	268
Net income	8,582	6,162
Preferred share dividends	(3,157)	(2,533)
Net income available to common shareholders	$5,425	$3,629
Earnings per share (“EPS”) computation:
Numerator:
Net income available to common shareholders	$5,425	$3,629
Dividends on convertible preferred shares	136	136
Income on dilutive options	—	(6)
Numerator for dilutive EPS	$5,561	$3,759
Denominator:
Weighted average common shares-basic	28,832	23,029
Dilutive options	1,480	923
Preferred shares	1,197	1,197
Weighted average common shares-diluted	31,509	25,149
Earnings per common share
Basic	$0.19	$0.16
Diluted (1)	$0.18	$0.15

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(all amounts in thousands except per share data and ratios)

	Three Months Ended September 30,
	2003	2002
Net income	$8,582	$6,162
Add: Real estate related depreciation and amortization	9,337	7,384
Depreciation and amortization on unconsolidated real estate entities	86	40
Add: Minority interests-common units in the Operating Partnership	1,763	1,541
Less: Preferred share dividends	(3,157)	(2,533)
Less: Gain on sales of real estate, excluding development portion (2)	(23)	(19)
Funds from Operations – basic (“Basic FFO”)	16,588	12,575
Add: Preferred Unit distributions	—	572
Add: Convertible preferred share dividends	136	136
Add: Restricted common share dividends	—	71
Add: Expense associated with dilutive options	1	3
Funds from Operations – diluted (“Diluted FFO”)	16,725	13,357
Less: Straight line rent adjustments	(1,293)	(867)
Less: Recurring capital improvements	(3,122)	(1,649)
Less: Amortization of origination value of leases on acquired properties	(347)	(366)
Adjusted Funds from Operations – diluted (“Diluted AFFO”)	$11,963	$10,475
Basic weighted average shares
Weighted average common shares	28,832	23,029
Weighted average common units	8,909	9,149
Basic weighted average common shares/units	37,741	32,178
Conversion of preferred units	—	2,421
Conversion of weighted average conv. preferred shares	1,197	1,197
Assumed conversion of share options	1,480	978
Restricted common shares	—	317
Diluted weighted average common shares	40,418	37,091
Diluted FFO per common share	$0.41	$0.36
Dividends/distributions per common share/unit	$0.235	$0.220
Earnings payout ratio	125%	141%
Diluted FFO payout ratio	54%	59%
Diluted AFFO payout ratio	75%	75%

(1)          The effect of the conversion of preferred units, common units and restricted common shares is antidilutive in calculating dilutive earnings per share for the three months ended September 30, 2003 and 2002.

(2)          Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; we believe that inclusion of these development gains is in compliance with the NAREIT definition of FFO, although others may interpret the definition differently.

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(all amounts in thousands except per share data)

	Nine Months Ended September 30,
	2003	2002
Real Estate Operations
Revenues
Rental revenue	$112,921	$97,328
Tenant recoveries and other revenue	14,923	11,634
Revenue from real estate operations	127,844	108,962
Expenses
Property operating	37,830	31,896
Interest	30,608	28,072
Depreciation and amortization	28,692	23,734
Expenses from real estate operations	97,130	83,702
Earnings from real estate operations before equity in (loss) income of unconsolidated real estate joint ventures	30,714	25,260
Equity in (loss) income of unconsolidated real estate joint ventures	(91)	134
Earnings from real estate operations	30,623	25,394
Income (losses) from service operations	580	(179)
General and administrative expenses	(5,651)	(4,925)
Income before gain on sales of real estate, minority interests, income taxes and discontinued operations	25,552	20,290
Gain on sales of real estate	448	1,742
Income before minority interests, income taxes and discontinued operations	26,000	22,032
Minority interests	(5,435)	(5,603)
Income before income taxes and discontinued operations	20,565	16,429
Income tax (expense) benefit, net	(181)	43
Income before discontinued operations	20,384	16,472
Income from discontinued operations, net	2,423	869
Net income	22,807	17,341
Preferred share dividends	(8,224)	(7,600)
Repurchase of preferred units in excess of recorded book value	(11,224)	—
Net income available to common shareholders	$3,359	$9,741
Earnings per share (“EPS”) computation:
Numerator:
Net income available to common shareholders	$3,359	$9,741
Dividends on convertible preferred shares	—	408
Numerator for dilutive EPS	$3,359	$10,149
Denominator:
Weighted average common shares-basic	25,886	22,215
Dilutive options	1,257	873
Preferred shares	—	1,197
Weighted average common shares-diluted	27,143	24,285
Earnings per common share
Basic	$0.13	$0.44
Diluted (1)	$0.12	$0.42

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(all amounts in thousands except per share data and ratios)

	Nine Months Ended September 30,
	2003	2002
Net income	$22,807	$17,341
Add: Real estate related depreciation and amortization	26,389	22,066
Depreciation and amortization on unconsolidated real estate entities	183	126
Add: Minority interests-common units in the Operating Partnership	5,334	4,367
Less: Preferred share dividends	(8,224)	(7,600)
Less: Gain on sales of real estate, excluding development portion (2)	(2,874)	(112)
Funds from Operations – basic (“Basic FFO”)	43,615	36,188
Add: Preferred Unit distributions	1,049	1,716
Add: Convertible preferred share dividends	408	408
Add: Restricted common share dividends	—	208
Add: Expense associated with dilutive options	10	36
Funds from Operations – diluted (“Diluted FFO”)	45,082	38,556
Less: Straight line rent adjustments	(3,779)	(2,072)
Less: Recurring capital improvements	(7,742)	(4,649)
Less: Amortization of origination value of leases on acquired properties	(1,465)	(1,916)
Adjusted Funds from Operations – diluted (“Diluted AFFO”)	$32,096	$29,919
Basic weighted average shares
Weighted average common shares	25,886	22,215
Weighted average common units	8,954	9,381
Basic weighted average common shares/units	34,840	31,596
Conversion of preferred units	1,472	2,421
Conversion of weighted average conv. preferred shares	1,197	1,197
Assumed conversion of share options	1,302	935
Restricted common shares	—	317
Diluted weighted average common shares	38,811	36,466
Diluted FFO per common share	$1.16	$1.06
Dividends/distributions per common share/unit	$0.675	$0.640
Earnings payout ratio	544%	150%
Diluted FFO payout ratio	57%	59%
Diluted AFFO payout ratio	80%	77%

(1)          The effect of the conversion of preferred units, common units and restricted common shares is antidilutive in calculating diluted earnings per share for the nine months ended September 30, 2003 and 2002.  The effect of the conversion of the convertible preferred shares is also antidilutive in calculating diluted earnings per share for the nine months ended September 30, 2003.

(2)          Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; we believe that inclusion of these development gains is in compliance with the NAREIT definition of FFO, although others may interpret the definition differently.

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

	September 30, 2003	December 31, 2002
Balance Sheet Data (in thousands) (as of period end):
Real estate investments, net of accumulated depreciation	$1,190,492	$1,067,536
Total assets	1,299,978	1,138,229
Mortgages payable	759,298	705,056
Total liabilities	815,527	748,846
Minority interests	80,411	100,886
Beneficiaries’ equity	404,040	288,497

Debt to Undepreciated Book Value	59.0%	61.5%
Debt to Total Assets	58.4%	61.9%
Debt to Total Market Capitalization	46.5%	54.4%
Interest Coverage for the Quarter Ended (on EBITDA)	3.00	2.55

Property Data, including joint ventures (as of period end):
Number of operating properties owned	118	110
Total net rentable square feet owned (in thousands)	9,912	8,942
Occupancy	91.7%	93.0%

Common share price (as of period end):	$18.51	$14.03

	Three Months Ended September 30,
	2003	2002
Reconciliation of FFO diluted as reported to FFO diluted excluding the effects of amortization of origination value of leases on acquired properties
Numerator for FFO diluted as reported	$16,725	$13,357
Less: Amortization of origination value of leases on acquired properties	(347)	(366)
Numerator for FFO-diluted excluding effects of SFAS 141	16,378	12,991

	Three Months Ended September 30,
	2003	2002
Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$8,582	$6,162
Interest expense on continuing operations	10,436	10,489
Interest expense on discontinued operations	—	74
Income tax expense, gross	297	11
Depreciation and amortization on real estate operations	9,337	7,384
Amortization of deferred financing costs	773	559
Other depreciation and amortization	124	120
Gain on sales of real estate, excluding redevelopment portion	(23)	(19)
Minority interests, gross	1,763	2,009
EBITDA	$31,289	$26,789

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for Earnings Payout Ratio	$6,798	$5,108	$18,259	$14,618
Convertible preferred share dividends	136	136	408	408
Common unit distributions	2,085	1,978	6,031	5,944
Common share dividends on restricted shares	—	71	—	208
Convertible preferred unit distributions	—	572	1,049	1,716
Dividends and distributions for FFO & AFFO Payout Ratio	$9,019	$7,865	$25,747	$22,894

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$25,170	$23,343
Less: Straight line rent adjustments	(216)	(240)
Less: Amortization of origination value of leases on acquired properties	(590)	(232)
Same property cash net operating income	$24,364	$22,871

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$10,436	$10,489
Interest expense from discontinued operations	—	74
Denominator for interest coverage-EBITDA	10,436	10,563
Preferred share dividends	3,157	2,533
Preferred unit distributions	—	572
Denominator for fixed charge coverage-EBITDA	$13,593	$13,668

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets

	September 30, 2003	December 31, 2002
Denominator for debt to total assets	$1,299,978	$1,138,229
Assets other than assets included in investment in real estate	(109,486)	(70,693)
Accumulated depreciated on real estate assets	96,538	78,069
Demominator for debt to undepreciated book value of real estate assets	$1,287,030	$1,145,605

Top Twenty Office Tenants as of September 30, 2003

(Dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage Of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)

United States of America	(3)	26	1,141,439	12.6%	$22,121	12.7%	5.0
Computer Sciences Corporation	(4)	5	468,632	5.2%	11,133	6.4%	6.9
AT&T Local Services	(4)	7	451,498	5.0%	9,228	5.3%	4.8
VeriSign, Inc.		2	404,665	4.5%	8,985	5.2%	10.8
Unisys	(5)	3	741,284	8.2%	7,745	4.4%	5.8
General Dynamics Government Corp.		6	254,692	2.8%	5,917	3.4%	5.0
Booz Allen Hamilton		7	210,499	2.3%	4,607	2.6%	2.9
Northrop Grumman Corporation		4	192,206	2.1%	4,398	2.5%	4.0
Ciena Corporation		4	278,749	3.1%	3,905	2.2%	2.7
The Boeing Company	(4)	7	148,099	1.6%	3,665	2.1%	5.5
The Aerospace Corporation		1	133,691	1.5%	3,361	1.9%	11.2
Magellan Health Services, Inc.		2	150,622	1.7%	3,302	1.9%	1.4
Commonwealth of Pennsylvania	(4)	5	181,290	2.0%	2,656	1.5%	5.4
Merck & Co., Inc.	(5)	1	219,065	2.4%	2,326	1.3%	5.8
Johns Hopkins University	(4)	6	102,057	1.1%	2,282	1.3%	3.9
CareFirst, Inc. and Subsidiaries	(4)	3	94,223	1.0%	2,166	1.2%	4.3
Usinternetworking, Inc.		1	155,000	1.7%	1,935	1.1%	14.5
BAAN U.S.A., Inc.		2	65,701	0.7%	1,737	1.0%	5.8
Omniplex World Services		1	69,710	0.8%	1,633	0.9%	7.3
Comcast Corporation		1	98,897	1.1%	1,577	0.9%	6.0

Subtotal Top 20 Office Tenants		94	5,562,019	61.2%	104,681	60.1%	5.8
All remaining tenants		395	3,531,399	38.8%	69,453	39.9%	3.5
Total/Weighted Average		489	9,093,418	100.0%	$174,134	100.0%	4.9

(1)          Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2003 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(2)          The weighting of the lease term was computed using Total Rental Revenue.

(3)          Many of our government leases are subject to early termination provisions which are customary to government leases.  The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)          Includes affiliated organizations or agencies.

(5)          Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet.

Reclassifications and Definitions

Reclassifications

Funds from operations as reported for 2002 changed due to our reclassification of certain items in connection with our accounting under Statement of Financial Accounting Standards No. 141 “Business Combinations” or (“SFAS 141”).  Funds from operations for 1999 through 2002 changed due to our reclassification of losses on early retirement of debt in connection with our adoption of Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections” on January 1, 2003.

NAREIT	National Association of Real Estate Investment Trusts.

GAAP	Generally accepted accounting principles.

Funds from Operations (FFO)

Under NAREIT’s definition, FFO means net income (loss) computed using GAAP, excluding gains (or losses) from sales of real estate, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; we believe that the inclusion of these development gains is in compliance with the NAREIT definition of FFO, although others may interpret the definition differently.  Additionally, the repurchase of the Series C preferred units in excess of recorded book value was a transaction not contemplated in the NAREIT definition of FFO; we believe that the exclusion of such amount is appropriate.  The FFO we present may not be comparable to the FFO of other REITs since they may interpret the current NAREIT definition of FFO differently or they may not use the current NAREIT definition of FFO.

Basic FFO

Basic FFO is FFO adjusted to (1) subtract preferred share dividends and (2) add back GAAP net income allocated to common units in Corporate Office Properties, L.P.  (the “Operating Partnership”) not owned by the Company.  With these adjustments, Basic FFO represents FFO available to common shareholders and common unitholders.

Diluted FFO

Diluted FFO is Basic FFO adjusted to add back any convertible preferred share dividends and any other changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  However, the computation of Diluted FFO does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  Diluted FFO is the numerator used to compute diluted FFO per share.

Diluted FFO excluding SFAS 141	Diluted FFO adjusted to eliminate the amortization of the value assigned to in-place operating leases of acquired properties in connection with SFAS 141.

Diluted Adjusted Funds from Operations (AFFO)

Diluted AFFO is Diluted FFO, adjusted to eliminate the effect of noncash rental revenues (comprised of straight-line rental adjustments and the amortization of the value assigned to in-place operating leases of acquired properties in connection with SFAS 141) and recurring capital expenditures.

Net Operating Income (“NOI”)

Total rental revenue reduced by total property expenses associated with real estate operations; total property expenses, as used in this definition, does not include depreciation, amortization or interest expense associated with real estate operations.

Cash Net Operating Income	Net Operating Income adjusted to remove the effect of straight-line rents and SFAS 141 revenues, which are non cash revenue items.

Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA)

EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, income taxes, gain on sales of real estate (excluding sales of non-operating properties and development services provided on operating properties), minority interests and preferred share dividends.

Interest Coverage – EBITDA	EBITDA divided by interest expense on continuing and discontinued operations.

Fixed Charge Coverage – EBITDA

EBITDA divided by the sum of (1) interest expense on continuing and discontinued operations, (2) dividends on preferred shares and (3) distributions on preferred units in Corporate Office Properties, L.P. not owned by the Company.

Earnings Payout Ratio	Total dividends on common shares divided by net income (loss) available to common shareholders.

Diluted FFO Payout Ratio

Diluted FFO Payout Ratio is defined as (1) the sum of (A) dividends on common shares and convertible preferred shares and (B) distributions to holders of common units and convertible preferred units in the Operating Partnership not owned by the Company divided by (2) Diluted FFO.

Diluted AFFO Payout Ratio

Diluted AFFO Payout Ratio is defined as (1) the sum of (A) dividends on common shares and convertible preferred shares and (B) distributions to holders of common units and convertible preferred units in the Operating Partnership not owned by the Company divided by (2) Diluted AFFO assuming conversion of share options, common unit warrants, preferred units and preferred shares.

Debt to Undepreciated Book Value of Real Estate Assets	Mortgage loans payable divided by gross investment in real estate as computed by adding accumulated depreciation to the net investment in real estate as presented on our balance sheet.

Base rent – straight-line or straight-line rent	Contractual minimum rent under leases recorded into rental revenue using the average contractual rent over the lease term in accordance with GAAP.

Total rent – straight-line

Contractual minimum rent under leases recorded into rental revenue using the average contractual rent over the lease term in accordance with GAAP, plus estimated operating expense reimbursements, or total rent.

Base rent – cash	Contractual minimum rent under leases remitted by the replacement tenant at lease commencement or the predecessor tenant at date of lease expiration.

Total rent – cash

Contractual minimum rent under leases, plus estimated operating expense reimbursements, or total rent, as remitted by the replacement tenant at lease commencement or the predecessor tenant at date of lease expiration.